AMENDED AND RESTATED BY-LAWS

                                       OF

                        FIRST INVESTORS GLOBAL FUND, INC.


                                     *******


                                    ARTICLE I

                                     OFFICES


              SECTION 1. The principal office of the Corporation shall be in the City of Baltimore, State of Maryland. The Corporation may also have offices at such other places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS

              SECTION 1. The annual meeting of stockholders shall be held on such day during the month of April or on such other date and at such time and place within or without the State of Maryland as may be fixed by the Board of Directors for the purpose of electing directors and of transacting such other business as may properly be brought before the meeting; provided, however, that an annual meeting of stockholders shall not be required to be held in any year in which none of the following is required, under the Investment Company Act of 1940, to be acted on by the stockholders: election of directors; approval of the investment advisory agreement; ratification of independent public accountants or approval of a distribution agreement.


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

              SECTION 2. Special meetings of the stockholders for any purpose or purposes may be called by the Board of Directors or by the President, and must be called at the written request of stockholders owning not less than twenty-five percent of the stock then outstanding and entitled to vote. Special meetings of the stockholders for the purpose of voting on the removal of one or more directors must be called at the written request of stockholders owning not less than ten percent of the stock then outstanding and entitled to vote. Any such meeting shall be held at such time and such place within or without the State of Maryland as may be stated in the call and notice.

              SECTION 3. Written or printed notice of every annual or special meeting of stockholders, stating the time and place thereof and the general nature of the business proposed to be transacted at any such meeting, shall be delivered personally or mailed at least ten days previous thereto to each stockholder of record entitled to vote at the meeting at his address as the same appears on the books of the Corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice if all of the stockholders entitled to vote are present or represented at the meeting, or if notice is waived in writing, either before or after the meeting, by those not present or represented at the meeting. No notice of an adjourned meeting of stockholders other than an announcement of the time and place thereof at the preceding meeting shall be required.

              SECTION 4. At every meeting of stockholders the holders of record of a majority of the outstanding shares of the stock of the Corporation entitled to vote at the


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

meeting, whether present in person or represented by proxy, shall, except as otherwise provided by law, constitute a quorum. If at any meeting there shall be no quorum, the holders of record, entitled to vote at the meeting, of a majority of such shares so present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.

              SECTION 5. Each stockholder entitled to vote at any meeting shall (except as otherwise provided in the Articles of Incorporation) have one vote in person or by proxy for each share of stock held by him. No share shall be entitled to vote if any installment payable thereon is overdue and unpaid. All elections of directors shall be held and all questions, except as otherwise provided by law or by the Articles of Incorporation or by these By-Laws shall be decided by a majority of the votes cast by stockholders present or represented and entitled to vote thereat in person or by proxy.

              SECTION 6. Meetings of the stockholders shall be presided over by the Chairman of the Board, if he is not present, by the President or a Vice President or in their absence, by a Chairman to be chosen at the meeting. The Secretary of the Corporation, or, if he is not present, an Assistant Secretary of the Corporation or, if neither is present, a secretary to be chosen at the meeting shall act as secretary of the meeting.

              SECTION 7. The vote on the election of directors, and other questions properly brought before any meeting,


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

need not be by ballot except when so demanded by a majority vote of the shares present in person or by proxy and entitled to vote thereon, or when so ordered by the Chairman of such meeting. The Chairman of each meeting at which directors are to be elected by ballot or at which any question is to be voted on shall, at the request of any stockholder present or represented by proxy at the meeting and entitled to vote at such election or on such question, appoint two inspectors of election. No director or candidate for the office of director shall be appointed as such inspector. Inspectors shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability, and shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken.

              SECTION 8. The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding twenty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect; or in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding ninety days and not less than ten days preceding the date of any meeting of stockholders, and not exceeding forty days preceding the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, or a date in connection with the obtaining of any consent, as a record date, for the determination of the stockholders entitled to notice of, and to vote at any such meeting and at any adjournments thereof, or entitled to


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

receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of stock, or to give consent and in such case such stockholders, and only such stockholders, as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                                   ARTICLE III
                               BOARD OF DIRECTORS

              SECTION 1. The Board of Directors of the Corporation shall consist of not less than three nor more than fifteen persons. The number of directors (within the above limits) shall be determined by the Board of Directors from time to time as it sees fit, by vote of a majority of the whole Board. Each director shall hold office until such time as less than a majority of the directors then holding office have been elected by the stockholders or upon the occurrence of any of the conditions described under Section 16 of the Investment Company Act of 1940, as amended. At such time, a meeting of the stockholders shall be called for the purpose of electing the Board of Directors and the terms of office of the directors then in office shall terminate upon the election and qualification of such Board of Directors. Directors need not be stockholders. A majority of the whole Board, but in no event less than three, shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a


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

quorum present, a majority of the directors present may adjourn the meeting from time to time, until a quorum shall have been obtained where any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. No notice of an adjourned meeting of the directors other than an announcement of the time and place thereof at the preceding meeting shall be required. The acts of the majority of the directors present at any meeting at which there is a quorum, shall, except as otherwise provided by law, by the Articles of Incorporation or by the By-Laws, be the acts of the Board.

              SECTION 2. The Board of Directors, by a vote of a majority of the whole Board, may elect directors to fill vacancies in the Board resulting from an increase in the number of Directors or from any other cause. A director so chosen shall hold office until the next meeting of stockholders or their respective successors are elected and qualify, unless sooner displaced pursuant to law or these By-Laws. The stockholders, at any meeting called for the purpose, may, with or without cause, remove any director by the affirmative vote of the holders of a majority of the votes entitled to be cast and at any meeting called for that purpose, fill the vacancy in the Board thus caused.

              SECTION 3. Meetings of the Board of Directors shall be held at such place, within or without the State of Maryland, as may from time to time be fixed by resolution of the Board as may be specified in the call of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board, and special meetings may be held at any time upon the call of a majority of the persons constituting the Board of Directors or by the President or the Secretary, by


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

oral, telephonic, telegraphic or written notice, duly served on or sent or mailed to each director at least twenty-four hours before the meeting. The notice of any special meeting shall specify the purposes thereof. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Meetings may be held at any time without notice if all of the directors are present or if notice is waived in writing, either before or after the meeting of those not present.

              SECTION 4. Meetings of the Board of Directors shall be presided over by the Chairman of the Board or the President, or if neither of the above is present, by a Chairman to be chosen at the meeting; and the Secretary or, if he is not present, an Assistant Secretary, or if neither is present, a Secretary to be chosen at the meeting shall act as Secretary of the Meeting.

              SECTION 5. Except as otherwise provided by law or in the Articles of Incorporation, a director of the Corporation shall, not in the absence of fraud, be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall any transaction or contract of the Corporation be void or voidable or affected by reason of the fact that any director, or any firm of which any director is a member, or any corporation of which any director is an officer, director or stockholder, is in any way interested in such transaction or contract; provided that at the meeting of the Board of Directors, authorizing or confirming said contract or transaction, the existence of an interest of such director, firm or corporation is disclosed or made known and there shall be present a quorum of the Board of Directors, and such contract or transaction


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

shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected. Nor shall any director be liable to account to the Corporation for any profit realized by him or through any such transaction or contract of the Corporation ratified or approved as aforesaid, by reason of the fact that he or any firm of which he is a member, or any corporation of which he is an officer, director or stockholder, was interested in such transaction or contract. Directors so interested may be counted when present at meetings of the Board of Directors for purposes of determining the existence of a quorum. Any contract, transaction or act of the Corporation or of the Board of Directors (whether or not approved or ratified as hereinabove provided) which shall be ratified by a majority in interest of a quorum of the stockholders having voting power at any annual meeting or any special meeting called for such purpose or approved in writing by a majority in interest of the stockholders having voting power without a meeting shall, except as otherwise provided by law, be valid and as binding as though ratified by every stockholder of the Corporation.

              SECTION 6. The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board, designate one or more of the directors of the Corporation, which, to the extent permitted by law and provided in said resolution or resolutions, shall have and may exercise the powers of the Board over the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of the members of such committee may determine its


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

action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board of Directors shall have the power at any time to change the membership of, or to fill vacancies in, or to dissolve any such committees.

              SECTION 7. The Board may, from time to time, elect one or more persons to the position of Director Emeritus, which election need not be submitted for stockholder approval. Such person(s) shall be non-voting honorary directors who shall not be considered in determining whether a quorum exists, shall have no right to vote and shall not be responsible for the actions of the Board.

                                   ARTICLE IV
                                    OFFICERS

              SECTION 1. The Board of Directors shall appoint a President of the Corporation and a Secretary and a Treasurer, and may appoint one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers and, from time to time, any other officers and agents as it may deem proper. The President shall be selected from among the Directors. Any two of the above-mentioned offices, except those of President and a Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law or by these By-Laws to be executed, acknowledged or verified by any two or more officers.

              SECTION 2. The term of office of all officers shall be one year until their respective successors are chosen; but any officer or agent chosen or appointed by the Board of


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

Directors may be removed, with or without cause, at any time, by the affirmative vote of a majority of the members of the Board then in office.

              SECTION 3. Subject to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally appertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors. Any officer, agent, or employee of the Corporation may be required by the Board of Directors to give bond for the faithful discharge of his duties, in such sum and of such character as the Board may from time to time prescribe.

                                    ARTICLE V
                              CERTIFICATES OF STOCK

              SECTION 1. The Board of Directors of the Corporation may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. In the event a certificate shall be issued, such certificate shall present the number of shares of stock of such class or series of the Corporation owned by the stockholder, which certificate or certificates shall be in such form as the Board of Directors may from time to time prescribe by a recording of each stockholder's interest on the records of the Corporation's Transfer Agent. The certificates for shares of stock of the Corporation shall bear the signature, either manual or facsimile, of the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Corporation or bear a facsimile of such seal. The validity


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

of any stock certificate shall not be affected if any officer whose signature appears thereon ceases to be an officer of the Corporation before such certificate is issued.

              SECTION 2. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by a duly authorized attorney, upon surrender for cancellation of a certificate or certificates for a like number of shares, with a duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agent may reasonably require.

              SECTION 3. No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen, mutilated or destroyed, except upon production of such evidence of the loss, theft, mutilation or destruction, and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI
                                 CORPORATE BOOKS

              SECTION 1. The books of the Corporation, except the original or a duplicate stock ledger, may be kept outside the State of Maryland at such place or places as the Board of Directors may from time to time determine.


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

                                   ARTICLE VII
                                   SIGNATURES

              SECTION 1. Except as otherwise provided in these By-Laws or as the Board of Directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Corporation and all endorsements, assignments, transfers, stock powers or other instruments of transfer of securities owned by or standing in the name of the Corporation shall be signed or executed by two officers of the Corporation who shall be the President or a Vice President and a Vice President, the Secretary or the Treasurer.

              SECTION 2. The President of the Corporation or, in his absence or disability or at his request, a Vice President of the Corporation may authorize from time to time the signature and issuance of proxies to vote upon shares of stock of other corporations owned by the Corporation unless otherwise provided by the Board of Directors. All proxies for shares held in the name of the Corporation shall be signed in the name of the Corporation by two officers of the Corporation, who shall be the President or a Vice President and a Vice President, the Secretary or the Treasurer.

                                  ARTICLE VIII
                                   FISCAL YEAR

              SECTION 1. The fiscal year of the Corporation shall be the calendar year or such other period as may be prescribed by the Board of Directors.


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

                                   ARTICLE IX
                                 CORPORATE SEAL

              SECTION 1. The corporate seal of the Corporation shall consist of a flat faced circular die with the word "Maryland" together with the name of the Corporation, the year of its organization and such other appropriate legend as the Board of Directors may from time to time determine, cut or engraved thereon. In lieu of the corporate seal when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.

                                    ARTICLE X
                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

              SECTION 1. Every person who is or was a director or officer of this Corporation (and his heirs, executors and administrators) shall be indemnified by the Corporation against reasonable costs and expenses incurred by him in connection with any action, suit or proceeding to which he may be made a party to by reason of his being or having been a director or officer of the Corporation, except in relation to any action, suit or proceeding in which he has been adjudged liable because of negligence or misconduct, which shall be deemed to include willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. In the absence of any adjudication which expressly absolves the director or officer of liability to the Corporation or its stockholders for negligence or misconduct, within the meaning thereof as used herein, or in the event of a settlement, each director and officer (his heirs, executors and administrators) shall be indemnified by the Corporation against payments made, including reasonable costs and expenses, provided that such indemnity shall be conditioned upon the prior determination by a resolution of two-thirds of those members of the Board


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

of Directors of the Corporation who are not involved in the action, suit or proceeding that the director or officer has no liability by reason of negligence or misconduct, within the meaning thereof as used herein, and provided further that if a majority of the members of the Board of Directors of the Corporation are involved in the action, suit or proceeding, such determination shall have been made by a written opinion of independent counsel. Amounts paid in settlement shall not exceed the costs, fees and expenses which would have been incurred had such action, suit or proceeding been litigated to a conclusion. Such a determination by the Board of Directors or by independent counsel, and the payments of amounts by the Corporation on the basis thereof shall not prevent a stockholder from challenging such indemnification by appropriate legal proceedings on the grounds that the person indemnified was liable to the
Corporation or its security holders by reason of negligence or misconduct, within the meaning thereof as used herein. The foregoing right and indemnification shall not be exclusive of any other rights to which any officer or director (or his heirs, executors and administrators) may be entitled according to law.

                                   ARTICLE XI
                             INVESTMENT RESTRICTIONS

              SECTION 1. Notwithstanding any of the foregoing provisions, the power of the Corporation to invest and reinvest its assets and to hold, sell, exchange, pledge, mortgage, hypothecate or otherwise dispose of or turn on account or realize upon and generally deal in securities and investments of every kind or description or in and with its own credit, shall be expressly limited as follows.

(a) The Corporation will not borrow money except from banks and only for temporary or emergency purposes and then in amounts not in excess of 5% of its total assets taken at cost or value, whichever is the lesser.


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

(b) The Corporation shall not make loans to other persons, except by the purchase of bonds, debentures, or similar obligations which are publicly distributed or customarily purchased by institutional investors. In addition, the Corporation's Board of Directors may on the request of broker-dealers or other institutional investors, which it may deem qualified, authorize the Corporation to lend securities for the purpose of covering short positions of the borrower, but only when the borrower pledges cash collateral to the Corporation and agrees to maintain such collateral so that it amounts at all times to at least 100% of the value of the securities. Such security loans will not be made if as a result the aggregate of such loans will exceed 10% of the value of the Corporation's total assets.

(c)      The Corporation shall not underwrite securities of other issuers.

(d) The Corporation shall not purchase or sell real estate or commodities or commodity contracts. However, the Corporation may purchase interests in real estate investment trusts whose securities are registered under the Securities Act of 1933 and are readily marketable, and may purchase or sell options on securities, securities indices, and foreign currencies, stock index futures, interest rate futures and foreign currency futures, as well as options on such futures contracts.

(e) The Corporation shall not purchase any securities on margin or sell any securities short, except to make margin deposits in connection with the use of options, futures contracts and options on futures contracts.

(f) With respect to 75% of the Corporation's total assets, the Corporation shall not purchase the securities of any issuer (other than obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities) if, as a result, (1) more than 5% of the Corporation's total assets would be invested in the securities of that issuer, or (2) the Corporation would hold more than 10% of the outstanding voting securities of that issuer.


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

(g) The Corporation shall not invest in companies for the purpose of exercising control or management.

(h) The Corporation shall not purchase or retain in its portfolio the securities of any issuer if, to the knowledge of the Corporation, any officer or director of the Corporation, any person or organization which is an investment adviser of the Corporation (as defined in the Investment Company Act of 1940), or any officer, director, partner or trustee of, or person owning of record more than 10% of the stock of, any such investment adviser, owns beneficially more than 1/2 of 1% of the outstanding securities of any class of such issuer and the persons or organization so owning more than 1/2 of 1% of such securities together own beneficially more than 5% of such securities.

(i) The Corporation shall not invest in the securities of issuers which have been in operation for less than three years (including the operations of predecessors) if such investment at the time thereof would cause more than 5% of the total assets of the Corporation, taken at market, to be invested in securities of all such issuers.

(j) The Corporation shall not purchase the securities of other investment companies except in connection with a merger of another investment company.

(k) The Corporation shall not invest more than 25% of the value of its assets in a particular industry at any one time.

(l) The Corporation shall not invest more than 25% of the value of its total assets in securities of foreign issuers that are not listed on a recognized United States or foreign securities exchange, including no more than 15% of the value of its assets in securities with a limited trading market.

(m) The Corporation shall not invest more than 15% of the value of its total assets in warrants, except that no more than 2% of the value of its total assets may be invested in warrants that are not listed on a recognized United States or foreign exchange.

(n) The securities and all other investments of the Corporation shall be held by an independent custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital and surplus.

(o) The Corporation shall not pledge, mortgage or hypothecate any of its assets.


              SECTION 2. The Corporation shall not purchase or sell any securities (other then the capital stock of the Corporation) from or to any of the following acting as principals, and shall not make any loan to (i) officers or directors of the Corporation, (ii) any partnership of which any officer or director of the Corporation is a member, (iii) any corporation or association of which any officer or director of the Corporation is an officer, director or trustee, except as permitted by applicable law or regulation; (iv) any person or organization furnishing advisory or supervisory services to the Corporation, (v) any officer, director, partner or trustee of, or person owning of record 10% or more of the stock of, any person or organization furnishing such advisory or supervisory services, (vi) any partnership of which any officer, director, partner or trustee of, or person owning of record 10% or more of the stock of, any person or organization furnishing such advisory or supervisory services, is a member, or (vii) any corporation or association of which any officer, director, partner or trustee of or person owning of record 10% or more of the stock of, any person or organization furnishing such advisory or supervisory services, is an officer or director or trustee; provided, however, that nothing contained in (iii) or (vii) shall prevent the purchase of additional securities from any corporation or association referred to in such clauses upon the exercise of rights issued to the Corporation as a part of a general offering to the holders of securities of such corporation or association.

              SECTION 3. The Corporation may enter into advisory or supervisory contracts and other contracts with, and may otherwise do business with, First Investors Management Company, Inc. and First Investors Corporation, notwithstanding that the Board of Directors of the Corporation may be composed in part of directors, officers or employees of said corporations and officers of the Corporation may have been or may be or become directors, officers or employees of said corporations, and notwithstanding that First Investors Management Company, Inc. may act as investment advisor to other investment companies investing in securities similar or identical with those owned by the Corporation and may at or about the same time recommend, purchase or sell the same securities to the Corporation and such other investment companies, and in the absence of fraud the Corporation and said corporations may deal freely with each other, and neither such advisory or supervisory contract nor any other contract or transaction between the Corporation and said corporations shall be invalidated or in any manner affected thereby, nor shall any director or officer of the Corporation be liable to the Corporation or any stockholder or creditor thereof or to any other person for any loss incurred by it or him by reason of any such contract or transaction; provided that nothing herein shall protect any director or officer of the Corporation against any liability he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; and provided always that such contracts or transactions shall have been on terms that were not unfair at the time at which it was entered into.

                                   ARTICLE XII
                              ADDITIONAL PROVISIONS

              SECTION 1. The books of account of the Corporation shall be examined by an independent firm of public accountants, selected as required by law, at the close of each fiscal year of the Corporation and at such other times, if any, as may be directed by the Board of Directors of the Corporation. A report to the shareholders based upon each such examination shall be mailed to each shareholder of the Corporation, of record on such date with respect to each report as may be determined by the Board of Directors, at his address as the same appears on the books of the Corporation. Each such report shall show the assets and liabilities of the Corporation as of the close of the period covered by the report, its income and expenses, the net asset value of its outstanding shares, the securities in which the funds of the Corporation were invested and such other matters as the Board of Directors shall determine.

                                  ARTICLE XIII
                                   AMENDMENTS

              SECTION 1. The By-Laws of the Corporation may be amended, added to, rescinded or repealed at any meeting of the shareholders, or by a majority vote of the directors then in office at any meeting of the Board of Directors, provided notice of the substance of the proposed change is contained in the notice of the meeting or any waiver thereof; except that after the initial issue of any shares of capital stock of the Corporation, the provisions of Section 1 of Article XI hereof and this Article XIII, may be altered, amended or repealed only upon the affirmative vote of the lesser of (i) more than fifty percent (50%) of the outstanding shares of the capital stock of the Corporation, or (ii) sixty-seven percent (67%) or more of the shares of capital stock present at a meeting if more than fifty percent (50%) of the outstanding shares of capital stock of the Corporation are represented at the meeting in person or by proxy.